UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2024
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HPS Corporate Capital Solutions Fund
(Exact name of Registrant as specified in Its Charter)
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Delaware	814-01715	93-6616284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-6767
Not Applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On December 1, 2024, HPS Corporate Capital Solutions Fund (the “Fund”) sold common shares of beneficial interest (the “Shares”). The purchase price per share and number of Shares issued was finalized on December 23, 2024. The purchase price per share was equal to $26.21. The following table details the Shares sold:

Date of Issuance	Common Shares Issued	Total Consideration (in millions)
December 1, 2024	1,266,986	$33.21
The sale of Shares was made pursuant to subscription agreements entered into by the Fund and its investors. The issuance of the Common Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D or Regulation S thereunder, as applicable. The Fund relied upon representations from the shareholders in the subscription agreements that each shareholder was either (i) an accredited investor as defined in Regulation D under the Securities Act or (ii) not a “U.S. person” as defined in Regulation S under the Securities Act.

Item 7.01. Regulation FD Disclosure.

December 2024 Distributions
On December 23, 2024, the Fund declared regular distributions for its Shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Common Shares	$0.1340	$—	$0.1340
*HPS Securities, LLC, the Fund’s Managing Dealer, has agreed to waive the shareholder servicing and/or distribution fees from the date on which the Fund broke escrow on April 8, 2024, through December 31, 2024.
The regular distributions are payable to shareholders of record as of December 31, 2024 and will be paid on or about January 28, 2025.
Additionally, on December 23, 2024, the Fund declared special distributions for its Shares in the amount of $0.35 per share. The special distributions are payable to shareholders of record as of December 31, 2024 and will be paid on or about January 30, 2025.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.
Net Asset Value

The net asset value (“NAV”) per common share as of November 30, 2024, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of November 30, 2024
Common Shares	$26.21

As of November 30, 2024, the Fund’s aggregate NAV was $647.8 million, the fair value of its investment portfolio was $887.1 million and it had principal debt outstanding of $252.6 million, resulting in a debt-to-equity ratio of approximately 0.39 times.

Status of Offering

The following table lists the Shares and total consideration for the sales of Shares as of the date of this filing (through the December 1, 2024 subscription date). The Fund intends to continue selling Shares on a monthly basis.

	Common Shares Issued	Total Consideration (in millions)
Common Shares	25,590,978	$656.24

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS Corporate Capital Solutions Fund

Date: December 27, 2024	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer